Exhibit 10.5

FIRST AMENDMENT TO

EXCLUSIVE LICENSE AGREEMENT

BY AND BETWEEN

THE UNIVERSITY OF IOWA RESEARCH FOUNDATION

AND

VIEWPOINT MOLECULAR TARGETING

This First Amendment ("First Amendment") is effective as of August 1, 2018 ("Effective Date"), and serves as a modification to the License Agreement ("Agreement") having an effective date of June 5, 2018, made by and between the University of Iowa Research Foundation ("UIRF"), and Viewpoint Molecular Targeting, Inc., a Delaware corporation with principal offices at 2500 Crosspark Road, UI BioVentures Center, El 16, Coralville, IA 52241 ("Licensee").

RECITALS

WHEREAS, UIRF and Licensee desire to amend the Agreement in order to revise Section 2.2 of the Agreement.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

1.	Definitions. Each initially capitalized term used herein without definition shall have the meaning ascribed to such term in the Agreement.

2.	Amendment to the Reservation of Rights of the Agreement.

(a)	Section 2.2 is hereby amended as follows:

"2.2 Reservation of Rights. UIRF reserves for itself and for the UI: (a) the right to practice and have practiced the Patent Rights and Technical Information, including to use, have used, make, have made, transfer and have transferred the Patent Rights and the Technical Information for UI educational, or other non-profit university uses, including for research and development and/or educational purposes, ~~clinical trials and patient care purposes~~, and to publish thereon; and (b) all other right, title, and interest not expressly granted in Section 2.1, License."

3.          This Amendment shall be in effect as of the Effective Date. Except as specifically modified or amended by the terms of this Amendment, the Agreement, and all provisions contained therein are, and shall continue, in full force and effect, binding on the parties thereto and hereto in accordance with the terms therein, and are hereby ratified and confirmed.

4.          This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same agreement. The parties acknowledge and agree that an original signature or a copy thereof transmitted by facsimile, e-mail or other electronic means of transmission will constitute an original signature for purposes of this Amendment, and will have the same force and legal effect as if the original had been received.

5.          This Amendment shall be governed by the laws of the State of Iowa without regard to any conflict of laws principles that would require application of the laws of another jurisdiction.

Accepted and agreed to:

University of Iowa Research Foundation	Viewpoint Molecular Targeting, Inc.

By: /s/ Marie Kerbeshian, Ph.D.	BY: /s/ Michael Schultz, Ph.D.

Name: Marie Kerbeshian, Ph.D.	Name: Michael K Schultz PhD

Title: Asst. Vice President and	Title: Chief Science Officer
Executive Director

Date: July 31, 2018	Date: July 31, 2018